Exhibit 99.1

NEWS

Charter Announces Completion of Tender Offer for Debt Securities

STAMFORD, Connecticut – October 1, 2019 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced the completion of its previously announced tender offer (the “Tender Offer”) by its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. to purchase any and all of its outstanding $500 million 5.250% senior notes due 2021 (the “2021 Notes”). The Tender Offer expired at 5:00 p.m. New York City time, on September 27, 2019 (the “Expiration Time”).

In total, $60,628,000 or 12.13% of the 2021 Notes were validly tendered prior to the Expiration Time. The conditions to the Tender Offer have been satisfied and Charter has accepted for purchase all 2021 Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. Payment for the 2021 Notes validly tendered and accepted for payment is expected to be made today with the proceeds of Charter’s previously announced offering of senior notes.

Charter has conditionally called for redemption all of the 2021 Notes that were not tendered pursuant to the Tender Offer and remain outstanding after the Expiration Time, on October 18, 2019, at the redemption price of $1,000.00 for every $1,000 principal amount of 2021 Notes, plus accrued and unpaid interest to, but not including, the date of redemption. Following the redemption, no principal amount of 2021 Notes will remain outstanding.

Charter issued a conditional notice of partial redemption to redeem $850 million of its $1.0 billion outstanding 5.750% Senior Notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”) on October 18, 2019, at a redemption price of $1,019.17 for every $1,000 principal amount of 2024 Notes, plus accrued and unpaid interest to, but not including, the date of redemption. Following the redemption, $150 million principal amount of 2024 Notes will remain outstanding.

The Tender Offer was made pursuant to Charter’s Offer to Purchase dated September 18, 2019. BofA Merrill Lynch acted as Dealer Manager for the Tender Offer. This press release is neither an offer to purchase nor a solicitation to sell any of the Notes nor is it a solicitation for acceptance of the Tender Offer and does not constitute a notice of redemption for the Notes.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced residential broadband services, including Spectrum TV® programming, Spectrum Internet®, Spectrum Voice®, and Spectrum Mobile™. Under the Spectrum Business® brand, Charter provides scalable, and cost-effective broadband communications solutions to small and medium-sized business organizations, including Internet access, business telephone, and TV services. Through the Spectrum Enterprise brand, Charter is a national provider of scalable, fiber-based technology solutions serving many of America’s largest businesses and communications service providers. Charter's advertising sales and production services are sold under the Spectrum Reach® brand. Charter's news and sports networks are operated under the Spectrum Networks brand. More information about Charter can be found at newsroom.charter.com.

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Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the potential offering. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” and “potential,” among others.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

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